UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 10, 2020

SKYWEST, INC.

(Exact name of registrant as specified in its charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road St. George, Utah	84790
(Address of principal executive offices)	(Zip Code)

(435) 634-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, No Par Value	SKYW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (section 240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 7.01—REGULATION FD DISCLOSURE

Due to the uncertain nature of the near-term demand for air travel surrounding the outbreak of the COVID-19 virus, SkyWest, Inc. (the “Company”) is indicating that commentary in its last earnings call on January 30, 2020 concerning 2020 financial guidance should no longer be relied upon. The Company expects to provide additional updates on its next earnings call in April 2020.

The information in this Item 7.01 is being furnished pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward Looking-Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “forecasts,” “expects,” “intends,” “believes,” “anticipates,” “estimates,” “should,” “likely” and similar expressions identify forward-looking statements. Such statements include, but are not limited to, statements about the continued demand for our product, the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured, as well as the Company’s future financial and operating results, plans, objectives, expectations, estimates, intentions and outlook, and other statements that are not historical facts. All forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation to update any forward-looking statements for any reason. Readers should note that many factors could affect the future operating and financial results of the Company and could cause actual results to vary materially from those anticipated, estimated, projected or expected. These factors include, but are not limited to, the consequences of the COVID-19 virus outbreak to economic conditions and the travel industry in general and to the financial position and operating results of the Company in particular.

Actual operational and financial results of the Company will likely also vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of other reasons, including, in addition to those identified above: the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel, including as a result of the existing threat of the COVID-19 virus; the financial stability of the Company’s major partners and any potential impact of their financial condition on the operations of the Company; fluctuations in flight schedules, which are determined by the major partners for whom the Company conducts flight operations; variations in market and economic conditions; significant aircraft lease and debt commitments; residual aircraft values and related impairment charges; labor relations and costs; the impact of global instability; rapidly fluctuating fuel costs, and potential fuel shortages; the impact of weather-related or other natural disasters on air travel and airline costs; aircraft deliveries; the ability to attract and retain qualified pilots and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause the Company’s actual results to differ materially from management’s current expectations are contained in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Date: March 10, 2020	By	/s/ Eric J. Woodward
Eric J. Woodward, Chief Accounting Officer